UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2014, InterMune, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as representatives of the several underwriters named therein (collectively, the “Underwriters”) in connection with a registered underwritten public offering of the Company’s common stock, par value $0.001 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 7,500,000 shares of Common Stock (the “Shares”), at a public offering price of $32.75 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,125,000 shares of Common Stock. The parties have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company estimates net proceeds from the offering to be approximately $233.0 million (assuming no exercise of the underwriters’ option to purchase additional shares of Common Stock), after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering to fund the commercialization activities in anticipation of the potential commercial launch of Esbriet (pirfenidone) in the United States and ongoing commercialization in Europe, to fund research and development programs with Esbriet and other compounds intended to address idiopathic pulmonary fibrosis (IPF) and other fibrotic diseases, and for general corporate purposes. The Company may also use a portion of the net proceeds for capital expenditures or for acquisitions or investments in businesses, products or technologies that are complementary to its own.

The Shares have been registered pursuant to an effective Company’s automatic registration statement on Form S-3 (Registration Statement No. 333-176787) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), including the prospectus supplement filed by the Company with the Commission, dated March 13, 2014 (the “Prospectus Supplement”), to the prospectus contained in the Registration Statement dated September 12, 2011.

Pursuant to the terms of the Underwriting Agreement, the Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after March 13, 2014 without first obtaining the written consent of Goldman Sachs and J.P. Morgan on behalf of underwriters, subject to certain exceptions as described in the Prospectus Supplement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Latham & Watkins LLP relating to the validity of the Shares sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

This Current Report does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the Prospectus Supplement and the accompanying prospectus, forming a part of the effective Registration Statement.

Forward-Looking Statements Disclaimer

The disclosure contained in this Current Report on Form 8-K contains forward-looking statements. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected and InterMune cautions investors not to place undue reliance on the forward-looking statements contained in this disclosure, including statements related to the anticipated completion of the public offering and expected uses of proceeds from such offering. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. Additional risks and uncertainties relating to InterMune and its business can be found in the “Risk Factors” section of InterMune’s Prospectus Supplement filed with the Commission on March 14, 2014, and in its annual report on Form 10-K and other periodic reports filed with the Commission. InterMune undertakes no duty or obligation to update any forward-looking statements contained in this disclosure as a result of new information, future events or changes in InterMune’s expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among InterMune, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, dated March 13, 2014.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Executive Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and among InterMune, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, dated March 13, 2014.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).